UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 131 S. Rodeo Drive, Suite 250 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018, Genius Brands International, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Andy Heyward, pursuant to which Mr. Heyward will continue to serve as the Company’s Chief Executive Officer, effective as of November 16, 2018 (the “Effective Date”). The Employment Agreement supersedes and replaces Mr. Heyward’s prior employment agreement, dated as of November 15, 2015.

Under the terms of the Employment Agreement, Mr. Heyward will continue to perform his duties as the Company’s Chief Executive Officer with an annual base salary of $300,000 (the “Base Salary”). The Employment Agreement is for a term of five (5) years from the Effective Date, which term may only be extended by a written agreement between the parties (the “Term”). Following the end of each fiscal year, and subject to the approval of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Heyward is eligible to receive a target bonus of 75% of the Base Salary, which shall be determined by the Company based on Mr. Heyward’s performance, the performance of the Company and any such other criteria as the Compensation Committee may consider in its sole discretion.

In connection with Mr. Heyward’s execution of the Employment Agreement, Mr. Heyward is eligible to participate in the Company’s equity compensation plans. As soon as reasonably practicable following the Effective Date, the Company is to grant Mr. Heyward an option to purchase 70,000 shares of the Company’s common stock under the Company’s 2015 Incentive Plan, as amended. Mr. Heyward is also entitled to producer fees from the Company of $12,400 per half-hour episode for each television series for which he provides material production services as an executive producer, independent of his role as Chief Executive Officer.

Mr. Heyward’s employment may be terminated either (i) upon the end of the Term, (ii) at any time by the Company for “Cause” (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of Mr. Heyward’s employment with the Company and for a period of three (3) years thereafter, certain amounts paid to Mr. Heyward, including any discretionary bonus and stock-based compensation, but excluding the Base Salary and reimbursement of certain expenses, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company, including a restatement of financial statements.

Under the Employment Agreement, Mr. Heyward is also subject to confidentiality, non-competition and non-solicitation provisions and has agreed not to compete with the Company during the term of his employment and for a period of twelve (12) months following the termination of his employment.

The foregoing description of the Employment Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 16, 2018, by and between Genius Brands International, Inc. and Andy Heyward

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: November 19, 2018	By: /s/ Robert L. Denton
	Name:	Robert L. Denton
	Title:	Chief Financial Officer

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